Exhibit 4.12

SUPPLEMENTAL INDENTURE
This Supplemental Indenture, dated as of July 30, 2012 (this “Supplemental Indenture”), among OrangeSoda, Inc., a Nevada corporation (the “Guarantor”), Deluxe Corporation (together with its successors and assigns, the “Company”), each other Subsidiary Guarantor listed on the signature pages hereto (the “Existing Guarantors”) and The Bank of New York Mellon Trust Company, N.A. (f/k/a The Bank of New York Trust Company, N.A.), as Trustee under the Indenture referred to below.
W I T N E S S E T H:
WHEREAS, the Company and the Trustee have heretofore executed and delivered an Indenture, dated as of May 14, 2007 (as amended, supplemented, waived or otherwise modified, the “Indenture”), providing for the issuance of 7.375% Senior Notes due 2015 of the Company (the “Securities”);
WHEREAS, Section 3.7 of the Indenture provides that under certain circumstances the Company is required to cause each Restricted Subsidiary that Guarantees any Indebtedness of the Company to execute and deliver to the Trustee a supplemental indenture pursuant to which such Restricted Subsidiary will unconditionally Guarantee, as primary obligor and not merely as surety, jointly and severally with each other Subsidiary Guarantor, the full and punctual payment of the principal of, premium, if any, and interest on the Securities and all other monetary obligations of the Company under the Indenture; and
WHEREAS, pursuant to Section 10.1 of the Indenture, the Trustee, the Company, the Existing Guarantors and the Guarantor are authorized to execute and deliver this Supplemental Indenture to amend or supplement the Indenture, without the consent of any Holder;
NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guarantor, the Company, the Existing Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Securities as follows:
ARTICLE I
Definitions

SECTION 1.1 Defined Terms. As used in this Supplemental Indenture, terms defined in the Indenture or in the preamble or recital hereto are used herein as therein defined, except that the term “Holders” in this Supplemental Indenture shall refer to the term “Holders” as defined in the Indenture and the Trustee acting on behalf or for the benefit of such Holders. The words “herein,” “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

ARTICLE II

Agreement to be Bound; Guarantee

SECTION 2.1 Agreement to be Bound. The undersigned hereby becomes a party to the Indenture as a Subsidiary Guarantor and as such will have all of the rights and be subject to all of the obligations and agreements of a Subsidiary Guarantor under the Indenture. The Guarantor agrees to be bound by all of the provisions of the Indenture applicable to a Subsidiary Guarantor and to perform all of the obligations and agreements of a Subsidiary Guarantor under the Indenture.

SECTION 2.2 Guarantee. The Guarantor hereby fully, unconditionally and irrevocably Guarantees, as primary obligor and not merely as surety, jointly and severally with each other Subsidiary Guarantor, to each Holder of the Securities the full and punctual payment when due, whether at maturity, by acceleration, by redemption or otherwise, of the principal of, premium, if any, and interest on the Securities and all other monetary obligations of the Company under the Indenture (including interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Company or any Subsidiary Guarantor whether or not a claim for post‑filing or post‑petition interest is allowed in such proceeding) (all the foregoing being hereinafter collectively called the “Guarantor Obligations”). The Guarantor further agrees (to the extent permitted by law) that the Guarantor Obligations may be extended or renewed, in whole or in part, without notice or further assent from it, and that it will remain bound under this Supplemental Indenture notwithstanding any extension or renewal of any Guarantor Obligation.

The Guarantor waives presentation to, demand of payment from and protest to the Company of any of the Guarantor Obligations and also waives notice of protest for nonpayment. The Guarantor waives (to the extent permitted by law) notice of any default under the Securities or the Guarantor Obligations.
The Guarantor further agrees that its Subsidiary Guarantee herein constitutes a Guarantee of payment when due (and not a Guarantee of collection) and waives any right to require that any resort be had by any Holder to any security held for payment of the Guarantor Obligations.
Except as set forth under Section 2.3, the obligations of the Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason (other than payment of the Guarantor Obligations in full), including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Guarantor Obligations or otherwise. Without limiting the generality of the foregoing, the Guarantor Obligations of the Guarantor herein shall not be discharged or impaired or otherwise affected by (a) the failure of any Holder to assert any claim or demand or to enforce any right or remedy against the Company or any other person under this Supplemental Indenture, the Securities or any other agreement or otherwise; (b) any extension or renewal of any thereof; (c) any rescission, waiver, amendment or modification of any of the terms or provisions of this Supplemental Indenture, the Securities or any other agreement; (d) the release of any security held by any Holder or the Trustee for the Guarantor Obligations or any of them; (e) the failure of any Holder to exercise any right or remedy against any other Subsidiary Guarantor, (f) any change in the ownership of the Company; (g) by any default, failure or delay, willful or otherwise, in the performance of the Guarantor Obligations, or (h) by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of any Subsidiary Guarantor or would otherwise operate as a discharge of the Subsidiary Guarantor as a matter of law or equity.

Subject to the provisions of Section 3.7 of the Indenture, the Guarantor agrees that its Subsidiary Guarantee herein shall remain in full force and effect until payment in full of all the Guarantor Obligations or the Guarantor is released from its Subsidiary Guarantee in compliance with Section 2.3. The Guarantor further agrees that its Subsidiary Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of, premium, if any, or interest on any of the Guarantor Obligations is rescinded or must otherwise be restored by any Holder upon the bankruptcy or reorganization of the Company or otherwise.
In furtherance of the foregoing and not in limitation of any other right which any Holder has at law or in equity against the Guarantor by virtue hereof, upon the failure of the Company to pay any of the Guarantor Obligations when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, the Guarantor hereby promises to and will, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Holders an amount equal to the sum of (i) the unpaid amount of such Guarantor Obligations then due and owing and (ii) accrued and unpaid interest on such Guarantor Obligations then due and owing (but only to the extent not prohibited by law) (including interest accruing after the filing of any petition in bankruptcy or the commencement of any insolvency, reorganization or like proceeding relating to the Company or any Subsidiary Guarantor whether or not a claim for post-filing or post-petition interest is allowed in such proceeding).
The Guarantor further agrees that, as between the Guarantor, on the one hand, and the Holders, on the other hand, (x) the maturity of the Guarantor Obligations Guaranteed hereby may be accelerated as provided in this Supplemental Indenture for the purposes of its Subsidiary Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guarantor Obligations Guaranteed hereby and (y) in the event of any such declaration of acceleration of such Guarantor Obligations, such Guarantor Obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantor for the purposes of this Subsidiary Guarantee.
The Guarantor also agrees to pay any and all costs and expenses (including reasonable attorneys' fees and expenses) incurred by the Trustee or the Holders in enforcing any rights under this Section.
SECTION 2.3 Limitation on Liability; Termination, Release and Discharge.

(a) Any term or provision of this Supplemental Indenture to the contrary notwithstanding, the obligations of the Guarantor hereunder will be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of the Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Subsidiary Guarantor, if any, in respect of the obligations of such other Subsidiary Guarantor under its Subsidiary Guarantee or pursuant to its contribution obligations under this Supplemental Indenture, result in the obligations of the Guarantor under this Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law and not otherwise being void or voidable under any similar laws affecting the rights of creditors generally.

(b) Upon the sale or disposition of the Guarantor (by merger, consolidation, the sale of its Capital Stock (such that it is not a direct or indirect Subsidiary of the Company) or the sale of all or substantially all of its assets (other than by lease)), and whether or not the Guarantor is the surviving corporation in such transaction, to or with a Person which is not the Company or a Restricted Subsidiary of the Company, the Guarantor will be automatically released from all its obligations under this Supplemental Indenture and the Indenture and this Guarantee will terminate; provided, however, that the sale or other disposition is in compliance with the Indenture, including Sections 3.5, 3.9 and 5.1.

(c) The Guarantor shall be deemed released from all its obligations under this Supplemental Indenture and the Indenture and this Guarantee shall terminate (x) upon the legal defeasance of the Securities pursuant to the provisions of Article IX of the Indenture or (y) in accordance with Section 3.7 of the Indenture.

(d) The Guarantor shall be released from all of its obligations under this Supplemental Indenture, the Indenture and its Guarantee if the Company designates the Guarantor as an Unrestricted Subsidiary and such designation complies with the other applicable provisions of this Supplemental Indenture and the Indenture.

(e) The Guarantor shall be released from all of its obligations under this Supplemental Indenture, the Indenture and this Guarantee upon satisfaction and discharge of the Indenture pursuant to Section 9.1(a) of the Indenture.

SECTION 2.4 No Subrogation. Notwithstanding any payment or payments made by the Guarantor hereunder, no Subsidiary Guarantor shall be entitled to be subrogated to any of the rights of the Trustee or any Holder against the Company or any other Subsidiary Guarantor, if any, or any collateral security or guarantee or right of offset held by the Trustee or any Holder for the payment of the Guarantor Obligations, nor shall the Guarantor seek or be entitled to seek any contribution or reimbursement from the Company or any other Subsidiary Guarantor, if any, in respect of payments made by the Guarantor hereunder until all amounts owing to the Trustee and the Holders by the Company on account of the Guarantor Obligations are paid in full. If any amount shall be paid to the Guarantor on account of such subrogation rights at any time when all of the Guarantor Obligations shall not have been paid in full, such amount shall be held by the Guarantor in trust for the Trustee and the Holders, segregated from other funds of the Guarantor, and shall, forthwith upon receipt by the Guarantor, be turned over to the Trustee in the exact form received by the Guarantor (duly indorsed by the Guarantor to the Trustee, if required), to be applied against the Guarantor Obligations.

ARTICLE III

Miscellaneous
SECTION 3.1 Notices. All notices and other communications to the Guarantor shall be given as provided in this Supplemental Indenture to the Guarantor, c/o Deluxe Corporation, pursuant to Section 11.2 of the Indenture, with a copy to the Company as provided in the Indenture for notices to the Company.

SECTION 3.2 Parties. Nothing expressed or mentioned herein is intended or shall be construed to give any Person, firm or corporation, other than the Holders and the Trustee, any legal or equitable right, remedy or claim under or in respect of this Supplemental Indenture or the Indenture or any provision herein or therein contained.

SECTION 3.3 Governing Law. This Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York.

SECTION 3.4 Ratification of Indenture; Supplemental Indenture Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Securities heretofore or hereafter authenticated and delivered shall be bound hereby. The Trustee makes no representation or warranty as to the validity or sufficiency of this Supplemental Indenture.

SECTION 3.5 Counterparts. The parties hereto may sign one or more copies of this Supplemental Indenture in counterparts, all of which together shall constitute one and the same agreement.

SECTION 3.6 Headings. The headings of the Articles and the Sections in this Guarantee are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

SECTION 3.7 Trustee. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture. The recitals and statements herein are deemed to be those of the Subsidiary Guarantors and not of the Trustee.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused the Indenture to be duly executed as of the date first above written.

ORANGESODA, INC.,
as a Subsidiary Guarantor

By: /s/ Jeff Johnson

Name:	Jeff Johnson
Title: Assistant Treasurer

DELUXE CORPORATION

By: /s/ Terry D. Peterson
Name: Terry D. Peterson

Title:	Vice President and Treasurer

CUSTOM DIRECT, INC.,
as a Subsidiary Guarantor

By: /s/ Terry D. Peterson
Name: Terry D. Peterson

Title:	Vice President and Treasurer

CUSTOM DIRECT LLC,
as a Subsidiary Guarantor

By: /s/ Terry D. Peterson
Name: Terry D. Peterson

Title:	Vice President and Treasurer

DELUXE BUSINESS OPERATIONS, INC.,
as a Subsidiary Guarantor

By: /s/ Terry D. Peterson
Name: Terry D. Peterson

Title:	Vice President and Treasurer

[Signature page 1 of 4 to Supplemental Indenture to 2007 Indenture]

DELUXE ENTERPRISE OPERATIONS, INC.,
as a Subsidiary Guarantor

By: /s/ Terry D. Peterson
Name: Terry D. Peterson

Title:	Vice President and Treasurer

DELUXE FINANCIAL SERVICES, INC.,
as a Subsidiary Guarantor

By: /s/ Terry D. Peterson
Name: Terry D. Peterson

Title:	Vice President and Treasurer

DELUXE MANUFACTURING OPERATIONS, INC.,
as a Subsidiary Guarantor

By: /s/ Terry D. Peterson
Name: Terry D. Peterson

Title:	Vice President and Treasurer

DELUXE SMALL BUSINESS SALES, INC.,
as a Subsidiary Guarantor

By: /s/ Terry D. Peterson
Name: Terry D. Peterson

Title:	Vice President and Treasurer

HOSPTOPIA.COM INC.,
as a Subsidiary Guarantor

By: /s/ Terry D. Peterson
Name: Terry D. Peterson

Title:	Vice President and Treasurer

[Signature page 2 of 4 to Supplemental Indenture to 2007 Indenture]

SAFEGUARD BUSINESS SYSTEMS, INC.,
as a Subsidiary Guarantor

By: /s/ Terry D. Peterson
Name: Terry D. Peterson

Title:	Vice President and Treasurer

SAFEGUARD HOLDINGS, INC.,
as a Subsidiary Guarantor

By: /s/ Terry D. Peterson
Name: Terry D. Peterson

Title:	Vice President and Treasurer

[Signature page 3 of 4 to Supplemental Indenture to 2007 Indenture]

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.
as Trustee

By: /s/ Linda Garcia
Name: Linda Garcia
Title: Vice President

[Signature page 4 of 4 to Supplemental Indenture to 2007 Indenture]